                                  PURCHASE AGREEMENT


    THIS PURCHASE AGREEMENT is made and entered into on this 28th day of March, 1996 by and between Pomeroy Computer Resources, Inc., a Delaware corporation, of 250 Grandview Drive, Suite 10, Ft. Mitchell, Kentucky 41017 (hereinafter referred to as "Buyer") and John C. Donnelly (hereinafter collectively referred to as "Seller").

                                      RECITALS:

    A. Seller is the owner of a certain Warrant dated April 10, 1992 to purchase 11,000 shares of the common stock of Buyer for a purchase price of approximately $8.73 per share (the "Warrant").

    B. Under paragraph (i) of the Warrant, Buyer is obligated to register the shares of common stock subject to the Warrant (the "Shares") if a written request for such registration is received by holders of at least fifty percent of the then outstanding Warrant Shares (as such term is defined in the Warrant) after April 10, 1993 but prior to April 10, 1997.

    C. Holders of more than fifty percent of the Warrant Shares have requested Buyer to register the Shares subject to the Warrant and a dispute has arisen between Buyer and Seller as to such registration and Seller may have certain claims against Buyer arising from Buyer's failure to promptly register the Shares.

    D. The parties desire to settle any and all disputes between themselves with regard to the Warrant and the failure of Buyer to register the Shares and have agreed that Seller will convey the Warrant to Buyer and release any and all claims Seller may have against Buyer in exchange for the payment by Buyer of $66,000, on terms and conditions provided for herein.

    NOW THEREFORE, in consideration of the premises and promises set forth herein, the parties hereto, intending to be legally bound, agree as follows:

    1. CONVEYANCE OF WARRANT. On or before March 29, 1996, Seller shall convey, transfer and sell the Warrant to Buyer and deliver the original document evidencing the Warrant to the Buyer's address set forth above. Upon the consummation of the transactions comtemplated by this Agreement, Seller surrenders to Buyer all rights and privileges arising under the Warrant.

    2. CONSIDERATION. In consideration for the conveyance, transfer and sale of the Warrant to Buyer by Seller and the mutual releases provided herein, Buyer shall deliver to Seller the amount of $66,000 in the form of immediately available funds.

    3. CLOSING PROCEDURE. On or before March 29, 1996 (the "Closing Date"), Seller shall deliver the Warrant to Buyer's counsel in Cincinnati, Ohio. Immediately after such delivery Buyer shall deliver the consideration set forth in Section 2 by wire transfer to a bank account number supplied to Buyer by Seller.

    4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Buyer, which representations and warranties shall survive the execution and delivery of this Agreement and the closing and shall not be deemed to be affected by an investigation or examination of the subject matter by Buyer:

         (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not require any consent, authorization or approval of any person, entity or government authority; or violates or constitutes a default under any note, indenture, mortgage, deed of trust or other contract, agreement, instrument or commitment of Seller.

         (b) This Agreement constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms except as such enforceability may be limited to applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect that affect creditor's rights generally and by legal and equitable limitations on the availability of specific remedies.

         (c) Seller acknowledges that it has been provided access to Buyer's financial records and has had the opportunity to ask questions of representatives of Buyer relative to the financial prospects of Buyer and Buyer has responded to such questions to Seller's satisfaction. Seller has knowledge and experience in financial and business matters and is capable of evaluating the financial potential of Buyer as it relates to the Warrant and the Shares and Seller acknowledges that the value of the Warrant and Shares main increase after the transactions contemplated by this Agreement.

         (d) Seller is the sole owner of the Warrant, and has not transferred or encumbered the Warrant in any way since its receipt by Seller. The Warrant is free and clear of all adverse claims.

         (e) Seller makes no representations or warranties to Buyer regarding the value of the Warrant or the underlying Warrant shares.

    5. REPRESENTATIONS OF BUYER: Buyer makes the following representations to Seller, which representations shall survive the execution and delivery of this Agreement and the closing and which representations shall not be deemed to be affected by an investigation or examination of the subject matter thereof by
Seller:

         (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not require any consent, authorization or


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    approval of any person, entity or government authority; or violates or constitutes a default under any note, indenture, mortgage, deed of trust or other contract, agreement, instrument or commitment of Buyer and has been approved by the Board of Directors of Buyer.

         (b) This Agreement constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms except as such enforceability may be limited to applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect that affect creditor's rights generally and by legal and equitable limitations on the availability of specific remedies.

         (c) There are no bona fide negotations or offers under consideration between Buyer and any third parties relating to a potential merger, acquisition, sale, or other transaction which would result in a change of control of Buyer.

    6.   RELEASE BY SELLER.    Seller, on his own behalf and on behalf of his
heirs, administrators, trustees, successors and assigns, hereby releases and forever discharges, effective as of the Closing Date, Buyer and all of his heirs, administrators, heirs, directors, officers, trustees, employees, agents, successors and assigns, from any and all manner of actions, causes of action of whatsoever kind or nature, suits, liabilities, claims, demands, damages, losses and costs of any nature whatsoever, known or unknown, fixed or contingent, which Seller, his heirs, administrators, trustees, successors and assigns now have, may have or have ever had through the Closing Date by reason of any matter, cause, claim, or thing whatsoever arising under the Warrant and any failure of Buyer related thereto.

    7. RELEASE BY BUYER. Buyer, on its own behalf and on behalf of its administrators, trustees, successors and assigns, hereby releases and forever discharges, effective as of the Closing Date, Seller and all of his administrators, heirs, trustees, successors and assigns, from any and all manner of actions, causes of action of whatsoever kind or nature, suits, liabilities, claims, demands, damages, losses and costs of any nature whatsoever, known or unknown, fixed or contingent, which Buyer, its administrators, trustees, successors and assigns now have, may have or have ever had through the Closing Date by reason of any matter, cause, claim, or thing whatsoever arising under the Warrant and any failure of Seller related thereto.

    8. CONTINGENCY TO BUYER'S OBLIGATIONS. Buyers' obligations under this Agreement are conditioned upon Buyer entering into binding agreements with FIRST OF MICHIGAN CORPORATION, DAN B. FRENCH, JR. AND JAMES C. PENMAN to purchase the warrants for Buyer's common stock owned by each of them on substantially the same terms, except for the consideration to be paid, as those contained in this Agreement and the consummation of such agreements in accordance with their terms.


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

    9.   MISCELLANEOUS.

         (a) This Agreement and all questions relating to its validity, interpretation, performance and enforcement, will be governed by and construed in accordance with the internal laws of the State of Ohio.

         (b) This Agreement, together with the instruments referred to herein, contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         (c) This Agreement shall not be altered, amended or supplemented except by written instruments. Any amendment or waiver so approved shall be binding upon all parties hereto. Any waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

         (d) If any court or governmental authority or agency declares any part of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other part of this Agreement.

         (e) The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation. When used in this Agreement, the number and gender of each pronoun shall be construed to mean such number and gender as the context and circumstances may require.

         (f) This Agreement may be executed in several counterparts, each of which shall be deemed to constitute an original document and all of which together shall be deemed to constitute on instrument.

         (g) Each of the parties hereto agrees to execute all such other documents and to perform such other acts as shall be necessary to consummate the transactions contemplated by this Agreement.

         (h) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and executors.


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

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       BUYER:

                                       POMEROY COMPUTER RESOURCES, INC.


                                       By: \s\ Edwin S. Weinstein
                                          -----------------------------------

                                       Title: Sec'y, Treas
                                             --------------------------------


                                       SELLER:


                                       By: \s\ John C. Donnelly
                                          -----------------------------------
                                            John C. Donnelly


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